UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 7, 2008

Particle Drilling Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30819 (CommissionFile Number)	20-1563395 (I.R.S. EmployerIdentification No.)

5611 Baird Court Houston, Texas (Address of principal executive offices)	77041 (Zip Code)

Registrant’s telephone number, including area code: (713) 223-3031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On March 7, 2008, Particle Drilling Technologies, Inc. (the “Company”) entered into a standby purchase agreement (the “Standby Agreement”) with LC Capital Master Fund, Ltd. (“LC Capital”) and Millennium Partners, L.P. (“Millennium” and, together with LC Capital, the “Standby Purchasers”), under which the Standby Purchasers have agreed to certain standby commitments in connection with the Company’s proposed offering of subscription rights to its shareholders to purchase up to approximately 3,500,000 shares of its common stock, par value $0.001 per share (the “Rights Offering”). The record date will be March 17, 2008 (the “Record Date”). The Company will mail a prospectus supplement and related prospectus to shareholders, on or about March 18, 2008, and the Rights Offering will expire on April 16, 2008.

Under the Rights Offering, each subscription right will entitle the holder to a basic subscription privilege and an over-subscription privilege. The basic subscription privilege of each subscription right entitles the Company’s shareholders the opportunity to purchase 0.11025 shares of common stock for each share of common stock owned as of the Record Date at a per full share price equal to $1.50. If a shareholder purchases all of the shares of common stock available to it pursuant to its basic subscription privilege, the shareholder may also choose to purchase a portion of the shares of the Company’s common stock that are not purchased by the other shareholders through the exercise of an over-subscription privilege.

Subject to certain conditions, the Standby Agreement obligates the Company to sell, and requires the Standby Purchasers to purchase from the Company, all of the shares purchasable with their basic subscription privileges. The Standby Agreement also obligates the Company to sell, and requires the Standby Purchasers to purchase from the Company, any shares not subscribed for by the exercise of rights by the expiration of the Rights Offering. The price per full share to be paid by the Standby Purchasers for such common stock will be $1.50, the same as the subscription price offered in the Rights Offering.  Pursuant to the Standby Agreement, the Company has also granted the Standby Purchasers options, exercisable only if purchases for subscription rights not exercised are fewer than 700,000 shares of common stock, to purchase at the subscription price sufficient shares so that they have purchased up to an additional 700,000 shares of common stock, as a minimum purchase guarantee for entering into their commitments.  These options will expire on the same date as the Rights Offering.

The obligations of the Standby Purchasers to fulfill the standby commitments under the Standby Agreement and purchase the additional shares of common stock are subject to certain conditions, including the following:

•      the Company’s representations and warranties under the Standby Agreement are true and correct in all material respects as of the date of the Standby Agreement and the date of the closing of the transactions contemplated thereunder;

•      there having been no material adverse effect on the Company’s financial condition or earnings, financial position, operations, assets, results of operations or business, and its subsidiaries taken as a whole; and

•      there shall not have occurred a suspension in trading of our common stock by the Securities and Exchange Commission or The Nasdaq Stock Market LLC or a

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suspension of trading or the establishment of limited or minimum prices on securities generally on the New York Stock Exchange or The Nasdaq Stock Market LLC.

The foregoing description of the Standby Agreement is qualified in its entirety by reference to the Standby Agreement, which is attached hereto as Exhibit 10.1, and is incorporated by reference into this Item 1.01.

Item 8.01         Other Events.

On March 10, 2008, the Company issued a press release announcing the Rights Offering. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(d)              Exhibits.

The following exhibits are filed herewith:

10.1       Standby Purchase Agreement dated March 7, 2008 by and among Particle Drilling Technologies, Inc., LC Capital Master Fund, Ltd. and Millennium Partners, L.P.

99.1            Press Release of Particle Drilling Technologies, Inc., dated March 10, 2008.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTICLE DRILLING TECHNOLOGIES, INC.

Dated: March 13, 2008	By:	/s/ J. Chris Boswell
J. Chris Boswell
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Standby Purchase Agreement dated March 7, 2008 by and among Particle Drilling Technologies, Inc., LC Capital Master Fund, Ltd. and Millennium Partners, L.P.
99.1	Press Release of Particle Drilling Technologies, Inc., dated March 10, 2008.